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Exhibit No. 11



                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (MILLIONS - EXCEPT PER SHARE AMOUNTS)

Years Ended December 31,                              2002                          2001                          2000
-------------------------------------------------------------------------------------------------------------------------------
                                                               Per                           Per                            Per
                                             Amount          Share         Amount          Share          Amount          Share
                                             ------          -----         ------          -----          ------          -----
BASIC:
Net income                                   $667.3          $3.05         $411.4          $1.86          $ 46.1          $.21
                                             ======          =====         ======          =====          ======          =====
Average shares outstanding                    219.0                         221.0                          219.6
                                             ======                        ======                         ======

DILUTED:
Net income                                   $667.3          $2.99         $411.4          $1.83          $ 46.1          $.21
                                             ======          =====         ======          =====          ======          =====

Average shares outstanding                    219.0                         221.0                          219.6
Net effect of dilutive stock options            4.2                           4.2                            3.4
                                             ------                        ------                         ------
Total                                         223.2                         225.2                          223.0
                                             ======                        ======                         ======
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